Principal Executive Officer

Section 906 Certification under Sarbanes Oxley Act

I, Hepsen Uzcan, certify that:

1.	I have reviewed this report, filed on behalf of DWS Emerging Markets Equity Fund, a series of Deutsche DWS International Fund, Inc., on Form N-CSR;

2.	Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

12/30/2025	/s/Hepsen Uzcan
Hepsen Uzcan
Principal Executive Officer

Principal Financial Officer

Section 906 Certification under Sarbanes Oxley Act

I, Diane Kenneally, certify that:

1.	I have reviewed this report, filed on behalf of DWS Emerging Markets Equity Fund, a series of Deutsche DWS International Fund, Inc., on Form N-CSR;

2.	Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

12/30/2025	/s/Diane Kenneally
Diane Kenneally
Principal Financial Officer